Exhibit 10.13

SECOND AMENDMENT TO

REAL ESTATE PURCHASE AGREEMENT

and ESCROW INSTRUCTIONS

THIS SECOND AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT and ESCROW INSTRUCTIONS (this “Amendment”) is entered into as of this 21st day of May, 2010 by and between CRESTLINE INVESTMENTS, LLC, an Arizona limited liability company (“Seller”) and TNP ACQUISITIONS, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

WHEREAS, Seller and Buyer entered into that certain Real Estate Purchase Agreement and Escrow Instructions dated April 6, 2010 (“Agreement”) with respect to the real property and improvements located in Tucson, Arizona, commonly known as 2401 and 2458 N. Alvernon Way and 3901 through 3999 E. Grant Road, Tucson, Arizona, and improved with an approximate 103,492 square foot retail shopping complex, altogether as more particularly described on Exhibit “A” to the Agreement (the “Properly”);

WHEREAS, Buyer has the right to terminate the Agreement (or permit the Agreement to be deemed terminated) on or before the end of the Due Diligence Period as defined in Section 3.2 of the Agreement, which originally was scheduled to expire on May 6, 2010 but which was extended by the parties’ First Amendment to Purchase Agreement and Escrow Instructions” dated May 5, 2010 (the “First Amendment”) to May 21, 2010; and

WHEREAS, Buyer is in need of additional time to complete its due diligence and determine whether to proceed with the transaction described in the Agreement, and Seller is willing to further extend the Due Diligence Period, as set forth hereinbelow.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Extension of Due Diligence Period and Loan Assumption Application Date. The Due Diligence Period is hereby extended through and including May 28,2010.

2. Miscellaneous. The capitalized terms used herein shall have the same meanings herein as defined in the Agreement. Except as specifically modified by the First Amendment and this Second Amendment, the terms and conditions of the Agreement shall, as amended hereby, continue in full force and effect. This Second Amendment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. In order to expedite the execution and effectiveness of this Second Amendment, signatures may be delivered and exchanged by email (pdf scan), or by facsimile.

lN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first written above.

SELLER:	CRESTLINE INVESTMENTS, LLC, An Arizona limited liability company:

	By:	/s/ Alvin Kivel
	Name:	Alvin Kivel, Manager

BUYER:	TNP ACQUISITIONS, LLC, a Delaware limited liability company

	By:	Thompson National Properties, LLC, a Delaware limited liability company
	Its:	Sole Member

	By:	/s/ Stephen Corea
	Name:	Stephen Corea
	Title:	SVP Acquisitions

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